As filed with the Securities and Exchange Commission on October 28, 2003

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 27, 2003

CANDLEWOOD HOTEL COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-21583 (Commission File Number	48-1188025 (I.R.S. Employer Identification Number)

8621 E. 21st Street North Suite 200 Wichita, Kansas (Address of principal executive offices)	67206 (Zip Code)

(316) 631-1300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURES
EXHIBIT INDEX
Exhibit 2.1
Exhibit 2.2
Exhibit 2.3
EXHIBIT 99.1

Item  5.   Other Events.

     Candlewood Hotel Company, Inc. (the “Company”) issued a press release on October 28, 2003 announcing that it had entered into an Asset Purchase and Sale Agreement with Six Continents Hotels, Inc and a Purchase and Sale Agreement with Hospitality Properties Trust, pursuant to which the Company will sell substantially all of its assets. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K, and is hereby incorporated herein by reference.

Item  7.   Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits

2.1	Asset Purchase and Sale Agreement, dated as of October 27, 2003 by and among Six Continents Hotels, Inc., Candlewood Hotel Company, Inc., and Candlewood Hotel Company, L.L.C.

2.2	Purchase and Sale Agreement dated as of October 27, 2003 by and among Candlewood Hotel Company, Inc. and certain of its affiliates and Hospitality Properties Trust.

2.3	Termination Agreement dated as of October 27, 2003 by and among HPT CW Properties Trust, John G. Murray, Trustee of HPT CW MA Realty Trust, HH HPTCW II Properties LLC, Hospitality Properties Trust, Candlewood Hotel Company, Inc. and Candlewood Leasing No. 1, Inc.

99.1	Press Release, dated October 28, 2003, announcing the signing of asset sale agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANDLEWOOD HOTEL COMPANY, INC.

Date: October 28, 2003	By:	/s/ Warren D. Fix

		Name: Title:	Warren D. Fix Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Asset Purchase and Sale Agreement, dated as of October 27, 2003 by and among Six Continents Hotels, Inc., Candlewood Hotel Company, Inc., and Candlewood Hotel Company, L.L.C.

2.2	Purchase and Sale Agreement dated as of October 27, 2003 by and among Candlewood Hotel Company, Inc. and certain of its affiliates and Hospitality Properties Trust.

2.3	Termination Agreement dated as of October 27, 2003 by and among HPT CW Properties Trust, John G. Murray, Trustee of HPT CW MA Realty Trust, HH HPTCW II Properties LLC, Hospitality Properties Trust, Candlewood Hotel Company, Inc. and Candlewood Leasing No. 1, Inc.

99.1	Press Release, dated October 28, 2003, announcing the signing of asset sale agreements.